PROSPECTUS Dated August 15, 1996                    Pricing Supplement No. 1 to
PROSPECTUS SUPPLEMENT                      Registration Statement No. 333-34149
Dated September 3, 1997                                      September 17, 1997
                                                                 Rule 424(b)(3)


                   DONALDSON, LUFKIN & JENRETTE, INC.
			   MEDIUM-TERM NOTES
               Due Nine Months or More from Date of Issue

The Medium-Term Notes, as further described below and in the Prospectus Supplement under Description Notes, will bear interest from the date of issuance until the principal amount thereof is paid or made available for payment at the rate set forth below.


Principal Amount:          $150,000,000          Coversion Date:            N / A

Purchase Price:            99.015%               Interest Rate:             N / A

Settlement Date            September 22, 1997    Day Count:                 N / A
(Original Issue Date):

Specified Currency:        US Dollars            Interst Payment Dates:     N / A

Authorized Denomination:   $1,000                First Payment:             N / A

Maturity Date:             October 1, 2007       Optional Repayment Date:   Non-Call/Life

Interest Rate:             6.90%                 Initial Redemption Date:   N / A

Day Count:                 30/360                Initial Redemption         N / A
                                                 Percentage:

Interest Payment Dates:    Semi-annually         Annual Redemption          N / A
                           April 1, October 1    Percentage Reduction:

First Payment:             April 1, 1998         Book Entry Note or         B / E
                                                 Certificated Note:

Optional Conversion:       N / A                 Total Amount of OID:       $1,477,500

Notice Date:               N / A                 CUSIP:                     25766CAG9

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Capitalized terms not defined above have the meanings given to such terms in the accompanying Prospectus Supplement.

                     DONALDSON, LUFKIN & JENRETTE
                        Securities Corporation